[CHARLES R. EISENSTEIN LETTERHEAD]



February 9, 2001


Securities and  Exchange Commission
450 West Fifth Street, N.W.

Washington, DC  20549

Gentlemen:

I have read Item 4 of WAMEX Holdings, Inc.'s Form 8-K dated February 9, 2001, and am in agreement with the statements contained therein regarding my termination as the Company's auditors.

/s/Charles R. Eisenstein
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CHARLES R. EISENSTEIN